UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        September 30, 2009
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Cost Associated with Exit or Disposal Activities.

On August 31, 2009, the Company approved the relocation of its Sigma Systems Corporation subsidiary ("Sigma"), currently located in El Cajon, CA, to Sharon, MA, where the Company's Temptronic Corporation's manufacturing operations are currently located (both of these operations are part of the Company's Thermal Products segment). On September 30, 2009, the Company announced this relocation to the Sigma employees. In connection with the plant closure in El Cajon, the Company plans to terminate 23 Sigma employees between December 11, 2009 and January 15, 2010, which represent approximately 38% of the employees in this segment. The Company expects to incur approximately $115,000 in one-time termination benefits related to this action. The Company also expects to incur facility closure costs of approximately $80,000. The Company expects to incur these costs during the fourth quarter of 2009 and the first quarter of 2010 and expects that the completed actions in this segment will reduce its annual operating expenses by approximately $636,000. The Company currently expects to suspend manufacturing of Sigma products in El Cajon on December 11 and resume production of these products in Sharon on January 4, 2010. The Company expects to complete the facility closure in El Cajon by the end of the fourth quarter of 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Treasurer, Secretary and Chief Financial Officer

Date:   October 1, 2009